UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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WillScot Mobile Mini Holdings Corp.
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Please see attached presentation

WSC Board of Directors Say-On-Pay Outreach and Engagement

May 2022 – June 2022

WILLSCOT • MOBILE MINI
HOLDINGS CORP

WILLSCOT | mobile mini SOLUTIONS

5901
4
3
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1

SAFE HARBOR

Forward Looking Statements

This presentation contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: the timing of our achievement of Free Cash Flow performance, our ability to expand and sustain expanded margins, and our revenue, Adjusted EBITDA and Net Capex outlooks. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to achieve planned synergies related to acquisitions; our ability to manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2021), which are available through the SEC's EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This presentation includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, Return on Invested Capital, Pro Forma Revenue, Pro Forma Adjusted EBITDA, Pro Forma Net Income, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Net Income Excluding Gain/Loss from Warrants, and Net CAPEX. Adjusted EBITDA is defined as net income (loss) plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Free Cash Flow is defined as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by net assets. Adjusted earnings before interest and amortization is the sum of income (loss) before income tax expense, net interest (income) expense, amortization adjusted for non-cash items considered non-core to business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses, reduced by our estimated statutory tax rate. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 25%. Net assets is total assets less goodwill and intangible assets, net and all non-interest bearing liabilities and is calculated as a five quarter average. Pro Forma Revenue is defined the same as revenue, but includes pre-acquisition results from Mobile Mini for all periods presented. Adjusted Gross Profit is defined as gross profit plus depreciation of rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by revenue. Net Income Excluding Gain/Loss from Warrants is defined as net income plus or minus the change in the fair value of the common stock warrant liability. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Free Cash Flow and Free Cash Flow Margin are useful to investors because they allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that Pro Forma Revenue is useful to investors because they allow investors to compare performance of the combined Company over various reporting periods on a consistent basis due to the addition of significant acquisitions during the reported periods. This information is also used by management to measure the performance of our ongoing operations and analyze our business performance and trends. This information is used by investors for the purposes of development of future projections and earnings growth prospects. The Company believes that Adjusted Gross Profit and Adjusted Gross Profit Percentage are useful to investors because they allow investors to assess gross profit excluding non-cash expenses, which provides useful information regarding our results of operations and assists in analyzing the underlying performance of our business. The Company believes that Net Income Excluding Gain/Loss from Warrants is useful to investors because it removes the impact of stock market volatility from our operational results. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliation of the non-GAAP measures used in this presentation (except as explained below), see "Reconciliation of Non-GAAP Financial Measures" included in this presentation.

Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide a range of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. The Company provides Adjusted EBITDA guidance because we believe that Adjusted EBITDA, when viewed with our results under GAAP, provides useful information for the reasons noted above.

Merger and Presentation of Entities

On March 2, 2020, we announced that we entered into an Agreement and Plan of Merger (the "Merger") with Mobile Mini, Inc. ("Mobile Mini"). During the second quarter, we obtained all required regulatory approvals and stockholder approvals from the Company's and Mobile Mini's stockholders and we closed the Merger on July 1, 2020 at which time Mobile Mini became a wholly-owned subsidiary of WillScot. Concurrent with the closing of the Merger, we changed our name to WillScot Mobile Mini Holdings Corp. ("WillScot Mobile Mini").

The following presentation is intended to help the reader understand WillScot Mobile Mini, our operations and our present business environment. The discussion of results of operations is presented on a historical basis, as of or for the three months ended March 31, 2022 or prior periods. Our reported results only include Mobile Mini for the periods subsequent to the Merger. Our Pro Forma Results include Mobile Mini's results as if the Merger and related financing transactions had occurred on January 1, 2019, and are a better representation of how the combined company has performed over time.

Following the Merger, we expanded our reporting segments from two segments to four reporting segments. The North America Modular Segment aligns with the WillScot legacy business prior to the Merger and the North America Storage, UK Storage and Tank and Pump segments align with the Mobile Mini segments prior to the Merger. During the third quarter of 2021, the majority of the portable storage product business within the NA Modular segment was transitioned to the NA Storage segment, and associated revenues, expenses, and operating metrics beginning in the third quarter of 2021 were transferred to the NA Storage segment.

Additional Information and Where to Find It

Additional information about WillScot Mobile Mini can be found on our investor relations website at www.willscotmobilemini.com.

WILLSCOT • MOBILE MINI
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TODAY'S PARTICIPANTS

Erik Olsson
Chairman of the Board

Gerry Holthaus
Lead Independent Director

Jeff Sagansky
Independent Director & Chair of Compensation Committee

Hezron Lopez
Chief Human Resources Officer

Nick Girardi
Sr. Director Treasury & IR

WillScot Mobile Mini Board of Directors Seek Investor Feedback

- Our Board seeks investor feedback on:
  - CEO, CFO & Other NEOs Compensation Structure
  - CEO & CFO Extension and Compensation Grants
  - Key Governance & Compensation Practices
  - Board Composition & Governance Enhancements

WILLSCOT ▪ MOBILE MINI 3

OUR PERFORMANCE AND MILESTONES

Our strengths are compounding to drive predictable value creation

1. Clear Market Leadership
2. Compelling Unit Economics And Returns on Capital
3. Predictable Reoccurring Lease Revenues
4. Diversified End Markets And Flexible Go-To-Market
5. Powerful Organic Revenue Growth Levers
6. Proven Platform For Accretive M&A
7. Scalable Technology Enabling Efficiencies
8. Robust Free Cash Flow Driving Value Creation

We have line of sight to:

- **$1B+** Adjusted EBITDA milestone
- **45%** Adjusted EBITDA Margin
- **15%** Return On Invested Capital
- **$4.00** FCF per share

WILLSCOT ▪ MOBILE MINI
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CEO, CFO & OTHER NEOs COMPENSATION STRUCTURE

- Performance-based compensation comprises a majority of the overall pay mix for the CEO and other Named Executive Officers (NEOs)
  - More than half of total direct compensation tied to company or individual performance
- CEO's compensation tied to improving diversity in management leadership team
- Short-term incentive plan (STIP) emphasizes financial results, driven by EBITDA and Revenue metrics
- Long-term incentive plan is majority-weighted on Performance Share Units (PSUs) with balance in Restricted Stock Units (RSUs)
  - PSUs: CEO – 70% / Other NEOs – 60%
  - RSUs: CEO – 30% / Other NEOs – 40%[1]
- PSUs based on relative TSR performance vs the S&P 400, measured over 3-years
  - Using the S&P 400 as an index ensures coverage of multiple adjacent industries and potential market contributor
  - Payout range 0%-200%, subject to minimum, target and maximum vesting commensurate to actual performance
  - Designed to reward above-median performance

Short-Term Incentive Plan Weighting

30%
70%
100%
CEO / CFO
Other NEOs
Financial Performance
Individual Performance

Long-Term Incentive Plan Weighting

30%
70%
40%
60%
CEO
Other NEOs
PSUs
RSUs

1) Except for Sally Shanks, Chief Accounting Officer, whose split is 50/50

WILLSCOT • MOBILE MINI
5

CEO & CFO EXTENSION AND COMPENSATION GRANTS

CEO and CFO contracts extended through 2025 with robust performance targets

- Secure key leaders to execute long-term strategic plan
  - Board has high degree of confidence in CEO and CFO and believes they are critical to long-term success of Company
  - Management team received high approval in 2021 investor survey and in prior investor engagement
  - **Over the past 12 months, our Chairman, Lead Director and Compensation Committee Chair engaged directly with 32% of institutional investors over wide range of topics, including viewpoints regarding the CEO and CFO contract amendments[1]**
- Contracts incorporate performance-based RSU awards with discrete stock price goals through 2025
  - **Achievement based on 60-day average closing price, not single day, at four distinct dates (i.e., after Q3 results are released in 2022, 2023, 2024 and 2025)**
  - **CEO and CFO must remain employed for full performance period to receive payout, regardless of when goals are met**
  - Other compensation components are based on WSC TSR vs. peer and broader index remain in place[2]
- Award potential
  - CEO: Target 105,882 shares if stock price is at $42.50, with max potential of 750,000 shares if stock price is at $60.00
  - CFO: Target 82,353 shares if stock price is at $42.50, with max potential of 583,334 shares if stock price is at $60.00
  - $0 realizable value of awards at grant
  - Grant date fair value: CEO $8,991,296 ; CFO $6,993,224
  - **At max potential, the projected grant value is <1% of market cap**

Market Cap and Grant Value at Stock Price Goals[1]
Market Cap ($B)
Grant as % Mkt Cap
$14
$12
$10
$8
$6
$4
$2
$-
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
$6.6
$13.4
$29.20 $42.50 $45.00 $47.50 $50.00 $52.50 $55.00 $57.50 $60.00
Stock Price
$29.20 Stock Price at grant date[3]
Market Cap
CEO & CFO Grant Value
Grant % of Mkt Cap

Share Price	CEO RSUs	CFO RSUs
$ 42.50	105,882	82,353
$ 45.00	210,000	163,333
$ 47.50	312,632	243,158
$ 50.00	414,000	322,000
$ 52.50	505,714	393,333
$ 55.00	589,091	458,182
$ 57.50	655,217	517,391
$ 60.00	750,000	583,334

WILLSCOT ▪ MOBILE MINI

1) Based on 222.5M shares outstanding as of 4/25/2022 and investor ownership as of 12/31/2021
2) Aligned with compensation practices since WSC went public in 2017
3) Closing stock price as of 9/7/2021; extensions announced 9/8/2021

6

BOARD COMPOSITION, GOVERNANCE ENHANCEMENTS & ESG

Board Composition

APRIL 2021
18%
Gender/Ethnic Diversity
18%
Gender Diversity
0%
Ethnic Diversity
APRIL 2022
36%
Gender/Ethnic Diversity
36%
Gender Diversity
9%
Ethnic Diversity*

* "Ethnic Diversity" is defined as people who identify as being Black, Latin-X, Asian, Indigenous, or of other POC decent.

Enhancements

Logistics	Experience with transport, fleet, and logistics solutions
Digital/Data Analytics	Knowledge and experience with adopting a digital forward capability enabled by data analytics
End Market Expertise	Experience in our customer end markets (e.g. retail, etc.)
Human Capital Development	Experience in the development, improvement, and upskilling of individual capabilities, specifically the skilled trades
ESG Background	Knowledge of environmental, social, and governance approach to business as a means of expressing how a company interacts with its stakeholders

ESG Focus Areas

Environmental	• Reduce, Reuse and Recycle • Reduce greenhouse gas emissions as part of our operations • Reduce waste delivered to landfills • Improve energy efficiency in our products over time
Social	• **Improve inclusion & diversity across the organization** • Focus on community partnering across all of our locations • Remain diligent in placing safety first & always • Improve health & wellness and opportunities for all our employees • Improve customer engagement & relations
Governance	• Continue aligning our governance structure with our ESG strategy • **Improve the diversity of our Board and management**

- Proposed declassification of our Board to occur at 2022 Annual Meeting, pending stockholder approval
- Updated Corporate Governance Guidelines in 2019 to include women and minorities in the pool of Board candidates
- Removed supermajority voting requirement for all Board actions
- Required 12-months' vesting for board member equity compensation
- Approved biennial pay equity review and report to Compensation Committee as part of the Compensation Committee Charter
- Increased stock ownership requirement of the CEO and CFO to 6x and 5x, respectively
- Approved oversight of Human Capital Planning as primary responsibility of Compensation Committee
- Approved oversight of ESG as a primary responsibility of Nominating and Corporate Governance Committee
- ERM governance and oversight as primary responsibility of Audit Committee
- Amended Bylaws and Committee charters to remove merger-related restrictions (upon exit of initial private equity investors)
- ESG timeline
  - 2021: we began publishing our ESG approach and ESG disclosures on relevant topics on our website
  - 2022: we will publish our ESG Goals by Q4 2022
  - 2023: we will publish our first sustainability report based on SASB and other standards

WILLSCOT • MOBILE MINI
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WSC ESG Resources[1]

- Q1 2022 Investor Presentation
- 2022 Proxy Statement
- 2021 Investor Day
- Board of Directors Overview
- Corporate Governance Policies
- ESG at Willscot Mobile Mini

1) Materials listed above are all available on our website and are not incorporated by reference

WILLSCOT ▪ MOBILE MINI
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WILLSCOT ▪ MOBILE MINI

HOLDINGS CORP

WILLSCOT

mobile mini SOLUTIONS